Exhibit 10.88

September 22, 2005	Private & Confidential

BioVest International, Inc.

324 Hyde Park Avenue, Suite 350

Tampa, FL 33606

Attention: Mr. Jim McNulty, Chief Financial Officer

re:	Private Placement Agency Agreement

Dear Sir:

This letter sets forth and confirms the terms and conditions upon which GunnAllen Financial, Inc. (“GAF” or “Placement Agent” or (“we” or “us”)) will act as the exclusive financial advisor and placement agent, for the proposed private offering (the “Offering”) of debt and/or equity securities of BioVest International, Inc. (the “Company” or “you”) in an aggregate amount of up to $10.0 million in gross proceeds. The terms of our engagement are set forth below.

1.	The Offering

(a) We currently anticipate raising up to $10 million involving the sale of equity securities, including warrants (collectively, the “Securities”), to institutional and accredited investors (the “Offering”). The actual terms of the Offering will depend on market conditions, and will be subject to negotiation between the Company and GAF and prospective investors. The Securities shall be offered and sold pursuant to an exemption provided under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and/or Regulation 506 promulgated by the Securities and Exchange Commission (“Commission”).

(b) Although we cannot guarantee you that we will be able to raise new capital, we will conduct the offering on a “best efforts” basis. The Company understands and agrees that there is no obligation or commitment by GAF to purchase or place the Securities, and GAF shall have no liability to the Company in the event such purchase is not consummated for any reason. GAF shall have the right, at its option, to engage other broker dealer firms to assist it in the sale of the Securities at no additional cost or expense to the Company.

5002 West Waters Avenue, Tampa, Florida 33634

Member NASD/SIPC

BioVest International, Inc.

September 22, 2005

During the term of our engagement, you agree not to use any other investment banking firm to raise capital (including debt) for the Company. You may however offer and sell securities to the offerees during the term of this agreement provided we are paid a fee in the event of a placement equal to 30% of the fee otherwise set forth herein for a similar placement effected by us. Strategic transactions that include the sale of debt or equity as part of a product development, marketing, licensing, services or other business relationship are excluded from the engagement and fees hereunder. Additionally, any purchase of debt or equity securities by Hopkins Capital Group, Accentia Biopharmaceuticals, or the following identified Greek (non-US) investors: Vassilis Karavidas and Lambros Lambracos & Hellenic Group are excluded from the engagement and fees hereunder. In no event shall the fee when aggregated with all placement fees incurred in connection with the placement exceed the aggregate fees as provided in Paragraph 2.

(c) GAF shall communicate to the Company, orally or in writing, each offer to purchase Securities. The Company shall have the right, in its discretion reasonably exercised, to reject any offer received by GAF to purchase Securities, as a whole or in part, and any such rejection by the Company shall not be deemed a breach of its agreements contained herein. The Company shall accept each subscription unless in its discretion, it has a reasonable business or legal reason for rejection such subscription.

2.	Fees and Expenses

(a) Concurrently with the closing of the Offering (or each closing in the event more than one closing is held), the Company will pay GAF in cash a fee equal to: (i) 10% of the gross proceeds received from the sale of equity Securities or (ii) 5% of the gross proceeds of a debt placement to be paid at the closing provided that in the case of a convertible debt an additional fee equal to 2% of the principal amount of the debt shall be paid when and to the extent the debt is converted into equity. In addition, upon the signing of this engagement letter, the Company will pay to GAF $25,000 as a “work fee” together with a non-accountable expense reimbursement of $5,000, which shall be non-refundable regardless of whether or not the Offering is completed.

(b) The Company shall, regardless of whether the Offering is consummated, be responsible for and shall pay all expenses incurred by the Company in connection with the proposed Offering, including the fees, disbursements and expenses of the Company’s counsel and accountants; the costs of preparing and printing the Memorandum and Offering Documents, and amendments and supplements thereto, and the mailing and delivering of copies thereof to the investors; and any other documents in connection with the Offering, purchase, sale and delivery of the Securities; the cost of share certificates; all filing and other fees and expenses related to the securing of approval of state securities commissions of the terms of the sale of the Securities, if necessary; fees and expenses of any transfer agent; all other costs and expenses incident to the performance of its obligations hereunder (including the costs of the escrow account, if any). GAF shall be

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responsible for costs and expenses incurred by GAF, including fees of GAF’s counsel. Provided however if the Offering is consummated the Company shall reimburse GAF for reasonable costs up to $20,000 including the non-accountable expense reimbursement paid at the signing of this Engagement Letter which shall be payable upon receipt from GAF of an invoice therefore, incurred related to the engagement. Except as provided herein, no fee paid or payable to GAF or any of its affiliates shall be credited against any other fee paid or payable to GAF or any of its affiliates.

(c) Furthermore, at each closing of the Offering, the Company shall grant to GAF warrants (the “GAF Warrants”) to purchase 10% of that number of equity Securities (including equity securities which may be issued to investors upon conversion of any convertible debt securities) sold in the Offering at an exercise price equal to the Offering price of the Securities (or initial conversion price). The GAF Warrants will be exercisable beginning on the date that it is issued and will be exercisable from that time through the fifth anniversary of the final closing of the Offering and shall include provisions providing for “cashless exercise”. With respect to the securities underlying the GAF Warrants, GAF shall have the same registration rights as provided to investors.

3.	Additional Offering Terms

The Company and GAF each agree that:

(a) They will not offer or sell the Securities in any manner prohibited by Rule 502(c) of the Act.

(b) They will not offer or sell the Securities to any person in the United States who is not a “qualified institutional buyer” as defined in Rule 144A under the Act or an “accredited investor” as defined in Rule 501(a) of Regulation D under the Act.

(c) They will exercise reasonable care to assure that the purchasers of the Securities are not underwriters within the meaning of Section 2 (11) of the Act and, without limiting the foregoing, that such purchases will comply with Rule 502(d) under the Act.

(d) They will exercise reasonable care to assure that knowledge of the Offering and any non-public material information that may be shared with a potential investor will be treated as confidential unless (i) the information is or becomes generally available to the public (other than as a result of a disclosure by GAF or such potential investor), (ii) the information was available to GAF or such potential investor on a non-confidential basis prior to its disclosure by the Company, (iii) the information becomes available to GAF or such potential investor on a non-confidential basis from a person other than the Company who, to the knowledge of GAF or such potential investor after due inquiry, is not bound by a confidentiality agreement with the Company or otherwise prohibited from transferring such information to GAF or such potential investor, (iv) the

BioVest International, Inc.

September 22, 2005

Company agrees the information may be disclosed or (v) GAF or such potential investor is requested pursuant to, or is required by, law, regulation, legal process or regulatory authority to disclose; provided, however, that GAF or such potential investor will give the Company prompt notice of such requirement or demand and will cooperate with the Company in taking steps to resist or narrow the scope of any such request.

(e) The Company and GAF shall establish an escrow account with an independent bank, if required, under the rules of the NASD which shall hold the subscriptions pending any closing. The Company shall bear the expense of any such escrow account. In the event that subscriptions are not accepted or are returned to prospective investors, all subscriptions shall be returned without interest or deduction.

4.	Term of Engagement

(a) The term of our engagement will be six months; however, either party may terminate our engagement at any time upon 30 days written notice to the other party. Upon termination, we will be entitled to collect all fees earned and expenses incurred through the date of termination. The provisions in Paragraphs 4(b) – 4(f) will survive any termination or completion of the engagement provided by this Agreement.

(b) The Company agrees that if the Offering is consummated during the Term hereof, in whole or in part, for a period of 90 days from the final closing, it shall not solicit any offer to buy from or offer to sell to any person introduced to the Company by GAF or contacted by GAF in connection with the Offering as evidenced by written Notice identifying the offeree delivered to the Company during the Term, directly or indirectly, any securities of the Company or of any other entity, or provide the name of any such person to any other securities broker or dealer or selling agent. In the event that the Company or any of its affiliates, directly or indirectly, solicits, offers to buy from or offers to sell to any such person any securities of the Company, or provides the name of any such person to any other securities broker or dealer or selling agent, and such person purchases such securities or purchases securities from any other securities broker or dealer or selling agent, during such 90 day period, the Company shall pay to GAF an amount equal to the fee (including warrants) that would have otherwise been payable to GAF under this Agreement.

(c) The Company agrees that if the Offering is not consummated during the term, for reasons other than termination of this engagement by GAF, and during the 12 months following termination of this Agreement any person which we introduced to the Company or with which we contacted during the term on behalf of the Company as evidenced by written Notice identifying the offeree delivered to the Company during the Term, purchases securities from the Company (either directly or indirectly, including without limitation, through a securities broker or dealer or selling agent), you agree to pay GAF upon the closing a cash fee and warrants in the amounts that would otherwise

BioVest International, Inc.

September 22, 2005

have been payable to GAF under this Agreement had such transaction occurred during the term.

(d) Provided that a placement is completed by GAF with offerees introduced by GAF (i.e., as opposed to offerees introduced by the Company in accordance with paragraph 1(c)) hereunder, commencing on the closing of the Offering and for the 12 month period thereafter, GAF shall have a right of first refusal to act as the Company’s sole managing underwriter or sole provider of investment banking, financial advisory or placement agent services, as applicable, in connection with any potential offering or sale by the Company of its securities.

5.	Representations and Warranties

(a) You hereby authorize GAF to transmit to the prospective purchasers of the Securities the public filings and power point prepared by the Company with such exhibits and supplements as may from time to time be required or appropriate or, alternatively, copies of the Company’s most recent filings with the Securities and Exchange Commission, together with summary materials prepared by the Company, if we deem them appropriate (as the case may be, the “Memorandum”).

(b) You agree that, in connection with the Offering, you will enter into subscription, registration rights and other customary agreements, and that your counsel will be requested to supply an opinion letter on the transaction all of which will be in form and substance reasonably acceptable to, and addressed to, GAF and the investors.

(c) You further agree that we may rely upon, and are a third party beneficiary of, the representations and warranties, indemnities and applicable covenants, set forth in any agreements with investors in the Offering.

(d) The Company’s financial and operational history, its present condition, financial and otherwise, shall be substantially as represented to GAF and satisfactory to GAF. The Company shall supply GAF with such financial statements, contracts and other corporate records and documents as it shall deem reasonably necessary and shall also supply its counsel with all financial statements, contracts, documents and other corporate papers of information as may be reasonably requested by them. In addition, GAF shall be fully informed of any events that might have a material effect on the financial condition or prospects of the Company.

(e) The Company represents and warrants that the Memorandum (i) will be prepared by the management of the Company (with the assistance of qualified securities counsel and accountants) and reviewed and approved by its Board of Directors; and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein or previously made, in light of the circumstances under which they were made, not misleading. The

BioVest International, Inc.

September 22, 2005

Company will advise GAF immediately of the occurrence of any event or any other change known to the Company which results in the Memorandum containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein or previously made, in light of the circumstances under which they were made, not misleading. GAF will not make any representation to any person that is materially different from the information contained in the Memorandum.

(f) The Company shall make timely and appropriate filings with the Securities and Exchange Commission (“SEC”) and the appropriate state securities agencies. You shall provide (or cause your counsel to provide) to GAF copies of all blue sky filings and a copy of the Form D as filed with the SEC within 10 days after completion of the Offering.

6.	Diligence and Information

In connection with GAF’s activities on your behalf, you will furnish GAF with all financial and other information regarding the Company that GAF reasonably believes appropriate to its assignment (all such information so furnished by the Company, whether furnished before or after the date of this Agreement, being referred to herein as the “Information”). The Company will provide GAF with access to the officers, directors, employees, independent accountants, legal counsel and other advisors and consultants of the Company. You recognize and agree that GAF (i) will use and rely primarily on the Information and information available from generally recognized public sources in performing the services contemplated by this Agreement without independently verifying the Information or such other information, (ii) does not assume responsibility for the accuracy of the Information or such other information, and (iii) will not make an appraisal of any assets or liabilities owned or controlled by the Company or its market competitors.

7.	Indemnification and Contribution

The Company agrees to indemnify GAF and its controlling persons, representatives and agents in accordance with the indemnification provisions set forth in Appendix I, which is incorporated herein by this reference. These provisions will apply regardless of whether the proposed offering is consummated or this Agreement is terminated.

8.	Confidentiality

The parties hereby agree to comply with the confidentiality provisions set forth in Appendix II, which is incorporated herein by this reference. These provisions will apply regardless of whether the proposed offering is consummated or this Agreement is

BioVest International, Inc.

September 22, 2005

terminated and will survive any termination or completion of the engagement provided by this Agreement.

9.	Other GAF Engagements

Nothing in this Agreement shall be construed to limit the ability of GAF or its affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with entities other than the Company, notwithstanding that such entities may be engaged in a business which is similar to or competitive with the business of the Company, and notwithstanding that such entities may have actual or potential operations, products, services, plans, ideas, customers or supplies similar or identical to the Company’s, or may have been identified by the Company as potential merger or acquisition targets or potential candidates for some other business combination, cooperation or relationship. GAF expressly agrees that any conduct it may engage in hereunder shall be subject to its compliance with its confidentiality obligations set forth in this Agreement. The Company expressly acknowledges and agrees that it does not claim any proprietary interest in the identity of any other entity in its industry or otherwise, and that the identity of any such entity is not confidential information.

10.	Other Finders and Placement Agents

You represent and warrant that there is no other person or entity that is entitled to a finder’s fee or any type of brokerage commission in connection with the transactions contemplated by this Agreement as a result of any Agreement or understanding with the Company.

11.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts executed and to be wholly performed therein without giving effect to its conflicts of laws principles or rules. Each party hereto consents specifically to the jurisdiction of the federal courts of the United States sitting in the Middle District of Florida, Tampa Division, or if such federal court declines to exercise jurisdiction over any action filed pursuant to this letter of intent, the courts of the State of Florida sitting in the County of Hillsborough, and any court to which an appeal may be taken in connection with any action filed pursuant to this letter of intent, for the purposes of all legal proceedings arising out of or relating to this letter of intent. In connection with the foregoing consent, each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the court’s exercise of personal jurisdiction over each party to this letter of intent or the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each

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September 22, 2005

party further irrevocably waives its right to a trial by jury and consents that service of process may be effected in any manner permitted under the laws of the State of Florida.

12.	Announcement of Offering

If the Offering is consummated, GAF may, at its expense, place an announcement in such newspapers and periodicals as GAF may desire.

13.	Advice to the Board

The Company acknowledges that any advice given by GAF to you is solely for benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without our prior written consent.

14.	Entire Agreement

This Agreement constitutes the entire Agreement between the parties and supersedes and cancels any and all prior or contemporaneous arrangements, understandings and agreements, written or oral, between them relating to the subject matter hereof.

15.	Counterparts; Modifications; Waiver

This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Modifications of this Agreement must be in writing and signed by authorized representatives of both parties. The failure of either party at any time to require performance by the other party of any provision hereof shall in no way affect the full right to require such performance at any time thereafter. Nor shall the waiver by either party of a breach of any provision hereof constitute a waiver of any succeeding breach of the same or any other such provision nor constitute a waiver of the provision itself.

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BioVest International, Inc.

September 22, 2005

We look forward to working with you toward the successful conclusion of this engagement, and developing a long-term relationship with BioVest International, Inc.

Yours very truly, GunnAllen Financial, Inc.

/s/ Dean G. Tanella
Dean G. Tanella,
Executive Vice President, Equity Capital Markets

AGREED and ACCEPTED

this 22nd day of October, 2005:

BioVest International, Inc.

/s/ Jim McNulty
Jim McNulty,
Chief Financial Officer

BioVest International, Inc.

September 22, 2005

APPENDIX I

INDEMNIFICATION AND CONTRIBUTION

The Company agrees to indemnify and hold harmless GAF and its affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended) and their respective directors, officers, employees, agents and controlling persons (GAF and each such person being an “Indemnified Party”) from and against all losses, claims, damages and liabilities (or actions, including shareholder actions, in respect thereof), joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, which are related to or result from the performance by GAF of the services that are the subject of this Agreement and will promptly reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense arising from any threatened or pending claim, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company. The Company will not be liable to any Indemnified Party under the foregoing indemnification and reimbursement provisions, (i) for any settlement by an Indemnified Party effected without its prior written consent (not to be unreasonably withheld); or (ii) to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from an Indemnified Party’s willful misconduct or gross negligence. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the engagement of GAF pursuant to, or the performance by GAF of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from an Indemnified Party’s willful misconduct or gross negligence.

Promptly after receipt by an Indemnified Party of notice of any intention or threat to commence an action, suit or proceeding or notice of the commencement of any action, suit or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the Company pursuant hereto, promptly notify the Company in writing of the same. In case any such action is brought against any Indemnified Party and such Indemnified Party notifies the Company of the commencement thereof, the Company may elect to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and an Indemnified Party may employ counsel to participate in the defense of any such action provided, that the employment of such counsel shall be at the Indemnified Party’s own expense, unless (i) the employment of such counsel has been authorized in writing by the Company, (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Company, or that a conflict or potential conflict exists (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the Company that makes it impossible or inadvisable for counsel to the Indemnifying Party to conduct the defense of both the Company and the Indemnified Party (in which case the Company will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iii) the Company has not in fact employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action within a reasonable time after receiving notice of the action, suit or proceeding, in each of which cases the reasonable fees, disbursements and other charges of such counsel will be at the expense of the Company; provided, further, that in no event shall the Company be required to pay fees and expenses for more than one firm of attorneys representing Indemnified Parties unless the defense of one Indemnified Party is unique or separate from that of another Indemnified Party subject to the same claim or action. Any failure or delay by an Indemnified Party to give the notice referred to in this paragraph shall not affect such Indemnified Party’s right to be indemnified hereunder, except to the extent that such failure or delay causes actual harm to the Company, or prejudices its ability to defend such action, suit or proceeding on behalf of such Indemnified Party.

If the indemnification provided for in this Agreement is for any reason held unenforceable by an Indemnified Party, the Company agrees to contribute to the losses, claims, damages and liabilities for

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which such indemnification is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and GAF on the other hand, of the Offering as contemplated whether or not the Offering is consummated or, (ii) if (but only if) the allocation provided for in clause (i) is for any reason unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand and GAF, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and GAF of the Offering as contemplated shall be deemed to be in the same proportion that the total value received or contemplated to be received by the Company or its shareholders, as the case may be, as a result of or in connection with the Offering bear to the fees paid or to be paid to GAF under this Agreement. Notwithstanding the foregoing, the Company expressly agrees that GAF shall not be required to contribute any amount in excess of the amount by which fees paid GAF hereunder (excluding reimbursable expenses), exceeds the amount of any damages which GAF has otherwise been required to pay. The foregoing agreement shall not be applicable to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from an Indemnified Party’s willful misconduct or gross negligence.

The Company agrees that without GAF’s prior written consent, which shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Agreement (in which GAF or any other Indemnified Party is an actual or potential party to such claim, action or proceeding) without the consent of the Indemnified Parties, unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company in which such Indemnified Party is not named as a defendant, the Company agrees to promptly reimburse GAF on a monthly basis for all reasonable expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

If multiple claims are brought with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, The Company agrees that any judgment or arbitrate award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the judgment or arbitrate award expressly states that it, or any portion thereof, is based solely on a claim as to which indemnification is not available.

The provisions of this Appendix I shall survive any termination or completion of the engagement provided by this Agreement.

BioVest International, Inc.

September 22, 2005

APPENDIX II

CONFIDENTIALITY

In connection with GAF’s activities on behalf of the Company, the Company will furnish GAF with all financial and other information regarding the Company that GAF reasonably believes appropriate to its assignment (all such information so furnished by the Company, whether furnished before or after the date of this Agreement, being referred to herein as the “Information”).

GAF will maintain the confidentiality of the Information and, unless and until such information shall have been made publicly available by the Company, shall disclose the Information only as authorized by the Company for the purposes set forth in this Agreement or as required by law or by order of a governmental authority or court of competent jurisdiction or pursuant to a request from the NASD or SEC. In the event that GAF is legally required to make disclosure of any of the Information, GAF will give notice to the Company prior to such disclosure so that the Company may have any opportunity to contest any such disclosure. Notwithstanding the above, GAF will not be required to give such notice in the event that GAF is directed by a governmental authority or the NASD to not give such notice. No copies of the Information shall be made by GAF except as may be necessary to perform services relating to the Agreement. Upon the written request of the Company at any time, the receiving party shall, or at the Company’s option, either destroy or return to the disclosing party all tangible Information and all tapes, diskettes or other media upon which the Information is stored, and all copies thereof, if any. Notwithstanding the above, GAF is permitted to maintain copies of Information in accordance with GAF’s normal archiving process.

The foregoing paragraph shall not apply to information that:

(i)	at the time of disclosure by the Company is, or thereafter becomes, generally available to the public or within the industries in which the Company or GAF or its affiliates conduct business, other than as a result of a breach by GAF of its obligations under this Agreement;

(ii)	prior to or at the time of disclosure by the Company and in each case without confidentiality restriction, was already in the possession of, or conceived by, GAF or any of its affiliates, or could have been developed by them from information then in their possession, by the application of other information or techniques in their possession, generally available to the public, or available to GAF or its affiliates other than from the Company;

(iii)	at the time of disclosure by the Company or thereafter, is rightfully obtained by GAF or any of its affiliates from a third party who GAF reasonably believes to be in possession of the information not in violation of any contractual, legal or fiduciary obligation to the Company with respect to that information; or

(iv)	is independently developed by GAF or its affiliates without reference to any Information.

The parties acknowledge that they are aware that the federal securities laws prohibit any person who has material, non-public information concerning a publicly traded company from purchasing or selling the securities of such company, or from communicating such material, non-public information to any other person if it is reasonably foreseeable that such other person is likely to purchase or sell the securities of such company. The parties therefore agree to refrain from engaging in activities that would violate such federal securities laws.

Notwithstanding Section 10 of the Agreement, GAF acknowledges that the unauthorized disclosure, use or disposition of Information could cause irreparable harm and significant injury that may be difficult to ascertain. Accordingly, GAF agrees that the Company shall have the right to an immediate injunction in the event of any breach of this Agreement, in addition to any other remedies.